Exhibit 99.2

Media release

Date: 13 November 2014

Amec Foster Wheeler - a new force in global engineering, project delivery, asset support, power equipment and consultancy is unveiled and leadership team confirmed

•	2013 annualised scope revenue of £5.5 billion (1) and order book of £6.3 billion(2)

•	Combined, highly skilled workforce of over 40,000 people in 50 countries

•	Strong presence across oil and gas sector

•	Management team for four business units confirmed

London, United Kingdom (13 November 2014) – Amec Foster Wheeler plc today announces the creation of a new force in global engineering, project delivery, asset support, power equipment and consultancy following the completion of the £5bn combination of AMEC plc and Foster Wheeler AG.

The new company, Amec Foster Wheeler, has a highly skilled workforce of over 40,000 in more than 50 countries, 2013 annualised scope revenues of £5.5 billion(1) and a £6.3bn order book(2). The combined company would have generated pro-forma trading profits of £521 million in 2013.

Amec Foster Wheeler designs, delivers and maintains strategic and complex infrastructure assets across a range of markets. It has a strong presence across the onshore and offshore oil and gas value chain – from production, through processing, gas monetisation, midstream, oil refining and chemicals.

Amec Foster Wheeler is also a major player in the mining, clean energy, power generation, environment and infrastructure markets, using its increased scale to widen and deepen customer relationships. In addition, Amec Foster Wheeler is a leading designer, fabricator and supplier of advanced boiler systems for the power generation and industrial markets.

The combination strengthens its already considerable positions in North America and Europe and further enhances its established presence in growth markets of the Middle East, Asia and Latin America. Amec Foster Wheeler has more entrenched market presence and penetration prospects and will also enjoy a broader spread of customers among both independent oil majors and the world’s national oil companies.

Based on 2013 pro-forma numbers, 56% of its revenues came from oil and gas, 19% came from clean energy, 9% from environment and infrastructure, 8% from the Global Power division and 8% from mining.

The engineering and project delivery operations will be managed through three geographic business units: Americas; Northern Europe & Commonwealth of Independent States; Africa, Middle East, Asia & Southern Europe. The Global Power Group, the power equipment business, will operate across all geographies.

These four business units will be supported by a global strategy and business development function - focused on the development of market and regional strategies, customer relationship management and business acquisition, and a project delivery function - to assure and drive project excellence and leverage Amec Foster Wheeler’s global talent and experience. High Value Execution Centres and Centres of Expertise will support this activity.

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Reporting to Chief Executive Samir Brikho, the Group Presidents (see biographies in notes to editors below) for the four business units are:

•	Simon Naylor (Americas);

•	John Pearson (Northern Europe & Commonwealth of Independent States);

•	Roberto Penno (Africa, Middle East, Asia & Southern Europe);

•	Gary Nedelka (Global Power Group)

The 10-strong Leadership Team is completed by:

•	Ian McHoul (Chief Financial Officer);

•	Jeff Reilly (Group President of Strategy & Business Development);

•	Jon Nield (Group Project Delivery Director);

•	Will Serle (Group Human Resources Director); and

•	Alison Yapp (General Counsel and Company Secretary).

Samir Brikho, Chief Executive of Amec Foster Wheeler, said: “In creating our new company we are building on the proud heritage, skills and customer relationships of two already successful and highly respected businesses. Amec Foster Wheeler operates in more than 50 countries worldwide, in strong end markets and throughout the value chain. With our strong management team and talented workforce, we will not only serve our customers better, but can also offer our highly skilled employees even better career opportunities. I am proud to be leading the combined business into a new phase of growth.”

Amec Foster Wheeler’s American Depositary Shares will begin trading on the New York Stock Exchange today on a ‘when issued’ basis under the ticker AMFW. The company’s ordinary shares are listed on the London Stock Exchange and its ticker will change from AMEC to AMFW at the UK market open tomorrow, Friday 14 November.

Ends

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Contacts:

Amec Foster Wheeler:

Julian Walker: +44 (0) 207 429 7503;

Frank Stokes: +44 (0) 7712 008356;

Lauren Gallagher: +1 602 757 3211;

For Investors: Rupert Green: +44 (0) 207 429 7508

Brunswick Group

Michael Harrison/Stuart Donnelly/Simon Maine: +44 (0)207 404 5959

Maverick (Canada)

Paula Morrison: +1 416 640 5525 x 234;

Notes to editors:

Footnotes

(1): Scope revenue excludes the incremental procurement of AMEC and pass-through procurement of Foster Wheeler. Pro forma 2013 scope revenue has been prepared under IFRS and AMEC’s accounting policies

(2): AMEC and Foster Wheeler (scope only, converted into Sterling at year end closing rates) as reported order books, added together

Amec Foster Wheeler (www.amecfw.com) designs, delivers and maintains strategic and complex assets for its customers across the global energy and related sectors.

With annualised scope revenues of £5.5 billion and over 40,000 employees in more than 50 countries, the company operates across the whole of the oil and gas industry – from production through to refining, processing and distribution of derivative products – and in the mining, clean energy, power generation, pharma, environment and infrastructure markets.

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Group President Biographies

•	Simon Naylor, Group President, Americas

Appointed to the role of Group President AMEC Americas in October 2012. He was previously President of Natural Resources Americas, where he led the growth of AMEC’s leading positions in Mining, Oil & Gas and Oil Sands from August 2007. Since joining AMEC in 1993 he has worked across the project lifecycle, from consulting to engineering and project management. Prior to joining AMEC, Simon was a project manager at ABB Global. His experience includes project development, asset support, strategy, customer relationship management and operations leadership.

•	John Pearson, Group President Northern Europe & CIS

Appointed Group President, AMEC Europe in October 2012, prior to which he was Managing Director, Natural Resources Europe and West Africa. John joined AMEC in 1990 and has worked in a variety of roles in engineering and project management, including leading AMEC’s Oil & Gas projects and asset support business streams globally. He is Co-Chair of Oil & Gas UK.

•	Roberto Penno, Group President AMEA & Southern Europe

Appointed CEO of Foster Wheeler’s Global E&C Group in 2013, he was previously CEO of Foster Wheeler’s Global E&C Group’s Asia-Pacific Region.  In his more than 25 years with Foster Wheeler, he has held a variety of positions with the company, including managing director of Global Sales, Marketing and Strategic Planning; director of commercial operations for Foster Wheeler Asia Pacific;  and other senior roles in operating unit management, sales and commercial management in Europe, Asia and the US.

•	Gary Nedelka, Group President Global Power Group

Served as Chief Executive Officer of Foster Wheeler’s Global Power Group since January 2009, prior to which he was President and Chief Executive Officer of Foster Wheeler North America Corp. Gary joined Foster Wheeler in 1979 and has held a variety of positions of in commercial operations and engineering management, including President and General Manager of Foster Wheeler’s operating companies in China.

Forward-Looking Statements

This announcement contains statements which constitute “forward-looking statements”. Forward-looking statements include any statements related to future results of operations of the enlarged group and are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “may,” “continue,” “should” and other similar expressions. Forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of AMEC, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking statements.

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AMEC does not undertake to update any of the forward-looking statements after this date to conform such statements to actual results, to reflect the occurrence of anticipated results or otherwise.

This announcement includes pro-forma numbers which have not been audited and are therefore subject to change.

IMPORTANT INFORMATION:

An offer to purchase all of the issued and outstanding registered shares of Foster Wheeler AG (the “Offer”) has been made by AMEC plc (the “Offeror”) through AMEC International Investments BV, a wholly-owned subsidiary of the Offeror.

This material is for informational purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This material is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the US Securities Act of 1933, or an exemption therefrom.

In connection with the Offer, the Offeror has filed a registration statement on Form F-4 (as amended), which includes a prospectus, and a Tender Offer statement on Schedule TO (the “Schedule TO”). The Offer has been made exclusively by means of, and subject to, the terms and conditions set out in, an offer document containing and setting out the terms and conditions of the Offer (the “Offer Document”) and a letter of transmittal and form of acceptance (the “Acceptance Forms”) which were delivered to Foster Wheeler AG, filed with the United States Securities and Exchange Commission (the “SEC”) and mailed to Foster Wheeler AG shareholders.

The release, publication or distribution of this material in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this material is released, published or distributed should inform themselves about and observe such restrictions.

SHAREHOLDERS OF FOSTER WHEELER AG ARE URGED TO READ ALL DOCUMENTS REGARDING THE OFFER WHEN THEY BECOME AVAILABLE (INCLUDING THE EXHIBITS THERETO) AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER.

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The Offer Document, the Schedule TO and other related documents filed by the Offeror and Foster Wheeler AG are available electronically without charge at the SEC's website, www.sec.gov. Materials filed with the SEC may also be obtained without charge at the Offeror’s website, www.amec.com or at Foster Wheeler’s website www.fwc.com, respectively.

While the Offer has been made to all holders of Foster Wheeler AG common shares, this material does not constitute an offer or a solicitation in any jurisdiction in which such offer or solicitation is unlawful. The Offer has not been made in, nor will deposits be accepted in, any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer in any such jurisdiction.

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